Exhibit 99.3

Concurrent Computer Corporation

Unaudited Pro Forma Condensed Consolidated Financial Statements

On December 31, 2017, Concurrent Computer Corporation (“Concurrent” or the “Company”) completed the sale of substantially all of the assets and liabilities related to its “Content Delivery and Storage” business (the “Asset Sale”) to Vecima Networks Inc. (“Purchaser”) pursuant to the previously announced Asset Purchase Agreement, dated October 13, 2017, between the Company and Vecima, for a base purchase price of $29.0 million. The base purchase price payable by Vecima is subject to adjustment based on a final determination of the net working capital of the Content Delivery and Storage business under the terms of the Asset Purchase Agreement. Pursuant to the escrow agreement entered into by the Company and Vecima, $1.45 million of the purchase price will be held by SunTrust Bank as security for the Company’s indemnification obligations to Vecima under the Asset Purchase Agreement, which amount will be released to the Company on or before December 31, 2018 (less any portion used to make indemnification payments to Vecima).

The following unaudited pro forma condensed consolidated financial statements give effect to the Asset Sale, the receipt of net proceeds from the Asset Sale, and the other assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. These adjustments are based upon information and assumptions available at the time of the filing of this financial information on Form 8-K.

The unaudited pro forma condensed financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from the Company’s historical consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the Asset Sale, factually supportable, and with respect to the Unaudited Pro Forma Condensed Consolidated Statements of Operations, expected to have a continuing impact on the consolidated results. In the opinion of management, all necessary adjustments to the unaudited pro forma condensed consolidated financial information have been made. Actual adjustments, however, may differ materially from the information presented.

The unaudited pro forma condensed financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma condensed financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma condensed financial information is not necessarily indicative of the financial position or results of operations that would have occurred had the Asset Sale occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered indicative of the future financial performance and results of operations of the Company.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 gives effect to the Asset Sale and adjustments as if it occurred on the date of the balance sheet.

The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended June 30, 2016 and 2017, and the three months ended September 30, 2017, give effect to the Asset Sale and adjustments as if they had occurred on July 1, 2015 and carried forward through the latest period presented.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical audited consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended June 30, 2017 and Quarterly Report on Form 10-Q for the three months ended September 30, 2017.

The unaudited condensed consolidated pro forma financial statements are prepared in accordance with Article 11 of Regulation S-X.

Concurrent Computer Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2017

(Amounts in thousands of U.S. dollars)

	As Reported	Sale of CDN/Storage Business		Proceeds from Sale		Pro Forma Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$31,624	$-		$27,661	(b)	$(465	)(d)	$58,820
Short-term investments	6,284	-		-		-		6,284
Accounts receivable, net	6,940	6,933	(a)	-		-		7
Escrow receivable	2,000	-		1,450	(b)	-		3,450
Inventories	1,627	1,627	(a)	-		-		-
Prepaid expenses and other current assets	1,752	365	(a)	-		-		1,387
Total current assets	50,227	8,925		29,111		(465)		69,948

Property and equipment, net	1,623	1,462	(a)	-		-		161
Deferred income taxes, net	16	-		-		-		16
Other long-term assets, net	1,266	672	(a)	-		-		594
Total assets	$53,132	$11,059		$29,111		$(465)		$70,719

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,808	$3,280	(a)	$1,216	(c)	$176	(d)	$3,920
Deferred revenue	1,138	1,138	(a)	-		-		-
Total current liabilities	6,946	4,418		1,216		176		3,920

Long-term liabilities:
Deferred revenue	53	53	(a)	-		-		-
Pension liability	3,729	-		-		-		3,729
Other long-term liabilities	941	213	(a)	-		(176	)(d)	552
Total liabilities	11,669	4,684		1,216		-		8,201

Commitments and contingencies

Stockholders' equity:
Series preferred stock	-	-		-		-		-
Class A preferred stock	-	-		-		-		-
Common stock	94	-		-		5	(d)	99
Capital in excess of par value	212,239	-		-		1,655	(d)	213,894
Accumulated deficit	(167,689)	6,375	(a)	27,895	(c)	(2,125	)(d)	(148,294)
Treasury stock, at cost	(255)	-		-		-		(255)
Accumulated other comprehensive income (loss)	(2,926)	-		-		-		(2,926)
Total stockholders' equity	41,463	6,375		27,895		(465)		62,518
Total liabilities and stockholders' equity	$53,132	$11,059		$29,111		$(465)		$70,719

See accompanying notes to these unaudited pro forma condensed consolidated financial statements

Concurrent Computer Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended September 30, 2017

(Amounts in thousands of U.S. dollars, except for share and per share amounts)

	As Reported	Sale of CDN/Storage Business		Pro Forma
Revenues:
Product	$5,297	$5,297	(e)	$-
Service	2,573	2,573	(e)	-
Total revenues	7,870	7,870		-

Cost of sales:
Product	2,217	2,217	(e)	-
Service	1,003	1,003	(e)	-
Total cost of sales	3,220	3,220		-
Gross margin	4,650	4,650		-

Operating expenses:
Sales and marketing	2,158	2,158	(e)	-
Research and development	1,678	1,678	(e)	-
General and administrative	1,929	477	(e)	1,452
Total operating expenses	5,765	4,313		1,452
Operating income (loss)	(1,115)	337		(1,452)

Interest income	70	-		70
Other income (loss), net	(87)	(110	)(e)	23
Loss from continuing operations before income taxes	(1,132)	227		(1,359)

Provision for income taxes	(122)	24	(e)	(146)
Loss from continuing operations	$(1,010)	$203		$(1,213)

Basic and diluted loss per share	$(0.11)			$(0.12)
Weighted average shares outstanding - basic and diluted	9,392,197	326,920	(f)	9,719,117

Cash dividends declared per common share	$0.12			$0.12

See accompanying notes to these unaudited pro forma condensed consolidated financial statements

Concurrent Computer Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended June 30, 2017

(Amounts in thousands of U.S. dollars, except for share and per share amounts)

	As Reported	Sale of CDN/Storage Business		Pro Forma
Revenues:
Product	$17,141	$17,141	(e)	$-
Service	10,506	10,506	(e)	-
Total revenues	27,647	27,647		-

Cost of sales:
Product	7,632	7,632	(e)	-
Service	4,820	4,820	(e)	-
Total cost of sales	12,452	12,452		-
Gross margin	15,195	15,195		-

Operating expenses:
Sales and marketing	11,130	11,130	(e)	-
Research and development	8,233	8,233	(e)	-
General and administrative	8,068	3,077	(e)	4,991
Total operating expenses	27,431	22,440		4,991
Operating loss	(12,236)	(7,245)		(4,991)

Interest income	82	1	(e)	81
Interest expense	(1)	-	(e)	(1)
Other income, net	7	23	(e)	(16)
Loss from continuing operations before income taxes	(12,148)	(7,221)		(4,927)

Benefit from income taxes	(1,037)	(616	)(e)	(421)
Loss from continuing operations	$(11,111)	$(6,605)		$(4,506)

Basic and diluted loss per share	$(1.20)			$(0.47)
Weighted average shares outstanding - basic and diluted	9,252,275	258,338	(f)	9,510,613

Cash dividends declared per common share	$0.48			$0.48

 See accompanying notes to these unaudited pro forma condensed consolidated financial statements

Concurrent Computer Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended June 30, 2016

(Amounts in thousands of U.S. dollars, except for share and per share amounts)

	As Reported	Sale of CDN/Storage Business		Pro Forma
Revenues:
Product	$2,044	$22,044	(e)	$-
Service	9,963	9,963	(e)	-
Total revenues	32,007	32,007		-

Cost of sales:
Product	8,544	8,544	(e)	-
Service	4,660	4,660	(e)	-
Total cost of sales	13,204	13,204		-
Gross margin	18,803	18,803		-

Operating expenses:
Sales and marketing	9,950	9,950	(e)	-
Research and development	10,549	10,549	(e)	-
General and administrative	7,556	3,089	(e)	4,467
Gain on sale of product line, net	(4,100)	(4,100	)(e)	-
Total operating expenses	23,955	19,488		4,467
Operating income (loss)	(5,152)	(685)		(4,467)

Interest income	37	-		37
Other income (loss), net	409	425	(e)	(16)
Loss from continuing operations before income taxes	(4,706)	(260)		(4,446)

Provision for income taxes	8,031	444	(e)	7,587
Loss from continuing operations	$(12,737)	$(704)		$(12,033)

Basic and diluted loss per share	$(1.39)			$(1.29)
Weighted average shares outstanding - basic and diluted	9,154,437	151,109	(f)	9,305,546

Cash dividends declared per common share	$0.48			$0.48

See accompanying notes to these unaudited pro forma condensed consolidated financial statements

Concurrent Computer Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations for the years ended June 30, 2016 and 2017 were derived from the historical audited consolidated financial statements for the years ended June 30, 2016 and 2017 included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017. The unaudited pro forma condensed consolidated statements of operations for the three months ended September 30, 2017 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 were derived from the historical unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2017.

2.	Disposition of Content Delivery and Storage Business

On December 31, 2017, Concurrent Computer Corporation (“Concurrent” or the “Company”) completed the sale of substantially all of the assets and liabilities related to its “Content Delivery and Storage” business (the “Asset Sale”) to Vecima Networks Inc. (“Purchaser”) pursuant to the previously announced Asset Purchase Agreement, dated October 13, 2017, between the Company and Vecima, for a base purchase price of $29.0 million.

Proceeds from the sale are payable to the Company as follows: (1) a $27.55 million payment to be received by the Company at closing (subject to an adjustment for estimated working capital) and (2) $1.45 million (the “Escrow Amount”) placed in escrow to satisfy the Company’s post-closing indemnity obligations (which amount will be released to the Company on or before December 31, 2018, less any portion used to make indemnification or purchase price adjustment payments to the Purchaser). On the closing date, the company received $1.470 million in additional proceeds based on the estimated closing date net working capital of the Content Delivery and Storage business. Such amount is not reflected in the pro forma condensed consolidated financial statements presented herein because the net working capital of the Content Delivery and Storage business remains subject to a final determination under the terms of the Asset Purchase Agreement and, as such, the Company may be required to return all or a portion of such $1.470 million to Vecima. Estimated external transaction costs directly attributable to the transaction consisting of investment banking fees, legal, tax, accounting and other professional fees are approximately $1.7 million; taxes are estimated at $1.2 million; and the net book value of assets being transferred in the Asset Sale are estimated to be approximately $6.4 million as of September 30, 2017. The resulting pre-tax gain of approximately $22.7 million will be reflected within the discontinued operations of the Company’s unaudited condensed consolidated financial statements for the three and six months ended December 31, 2017.

Additionally, internal transaction-related costs for employee bonuses and other costs are approximately $0.5 million. As a result of a change-in-control under the Company’s Amended and Restated 2011 Stock Incentive Plan, acceleration of share-based compensation expense for 489,424 unvested restricted share awards is approximately $1.7 million.

3.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 reflects the following adjustments:

(a)	Represents the unaudited amounts of Content Delivery and Storage assets and liabilities which were sold or transferred to the Buyer as if the Asset Sale had occurred on September 30, 2017.

(b)	Reflects the net proceeds expected to be received at closing from the Asset Sale. The sale price of $29.0 million has been (1) increased by approximately $1.8 million based on the excess working capital of the Content Delivery and Storage business as of September 30, 2017 and reduced by (2) $1.45 million withheld as the Escrow Amount and (3) approximately $1.7 million for estimated external transaction expenses assumed to be paid at closing.

(c)	Reflects (1) the excess of the proceeds identified in (b) above over the net book value of Content Delivery and Storage net assets sold of $6.4 million at September 30, 2017, less (2) tax liabilities from the sale and (3) payment of estimated external transaction-related expenses. The Company is in a net operating loss position offset with a full valuation allowance in the U.S. where the predominance of the net assets for the Content Delivery and Storage business were sold. As a result, the Company expects to utilize its existing U.S. federal net operating losses to offset the gain on sale resulting from the Asset Sale. However, we do expect to incur U.S. federal alternative minimum tax, U.S. state income tax and other jurisdictional income taxes which are estimated at $1.2 million in the aggregate.

(d)	Reflects (1) $0.5 million in estimated internal transaction bonuses and (2) $1.7 million in accelerated share-based compensation expense triggered by a change in control for 490,613 unvested restricted share awards (existing at September 30, 2017). The internal transaction bonuses are assumed to be paid at closing. These amounts are excluded from the unaudited pro forma condensed consolidated statements of operations because they are charges directly attributable to the Asset Sale that will not have a continuing impact on the Company’s operations; however, the total amount is reflected as an increase to the accumulated deficit in the unaudited pro forma balance sheet. Additionally, reflects the reclassification of $0.2 million in dividends payable as a current liability since all accrued dividends on the unvested restricted share awards being accelerated for vesting become immediately payable. An aggregate total $0.3 million in dividends payable is due as a result of the acceleration.

The unaudited pro forma condensed consolidated statements of operations for the years ended June 30, 2016 and 2017, and the three months ended September 30, 2017, reflect the following adjustments:

(e)	The elimination of operating results of the Content Delivery and Storage business in the unaudited condensed consolidated statements of operations for the Company for the years ended June 30, 2016 and 2017, and the three months ended September 30, 2017, as if the Asset Sale had occurred on July 1, 2015. Adjustments to income taxes reflects the estimated income tax expense using the applicable statutory rates of the Company calculated on a jurisdictional basis related to the elimination of operating results of the Content Delivery and Storage business due to the Asset Sale. In jurisdictions where we have a full valuation allowance on our deferred tax assets, that rate has been adjusted to zero.

(f)	Reflects the incremental weighted-average number of shares due to the assumed acceleration of unvested restricted share awards during the years ended June 30, 2016 and 2017, and the three months ended September 30, 2017, as if the Asset Sale had occurred on July 1, 2015.